UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2009

LEUCADIA NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK

(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2009, Berkadia III, LLC (“Berkadia”), a Delaware limited liability company owned 50% by Berkshire Hathaway Inc. (“Berkshire”) and 50% by Leucadia National Corporation, entered into an Asset Put Agreement (“APA”) with Capmark Financial Group Inc., Capmark Finance Inc. and Capmark Capital Inc. (collectively, “Capmark”). A copy of the APA is attached hereto as Exhibit 10.1.

Pursuant to the APA, subject to satisfaction of certain closing conditions, Capmark will have the option to cause Berkadia to acquire assets comprising Capmark’s mortgage origination and mortgage servicing businesses. Capmark paid $40 million to Berkadia for this put right. The put right expires on the 60th day after the commencement of any Capmark bankruptcy proceeding (or, if no such proceeding is commenced within 60 days from signing, on the 60th day after the signing of the APA).

If Capmark exercises its put right, Berkadia will (i) acquire the mortgage origination and servicing businesses from Capmark for total consideration of $490 million (subject to adjustment as provided in the APA), a portion of which is payable in Berkadia notes and (ii) acquire from Capmark, at par, Capmark’s owned mortgage loans and servicer advances outstanding on the closing date for cash consideration currently estimated to be approximately $600 million. Leucadia and Berkshire have each provided a guarantee in respect of Berkadia’s obligations under the APA. Berkadia’s purchase obligation to consummate the transaction is subject to satisfaction of certain closing conditions, including receipt of requisite approvals from governmental agencies. Berkadia has agreed to pay Capmark $20 million if Berkadia terminates the APA as a result of the failure to satisfy certain specified closing conditions.

Berkadia will fund the transaction through cash equity contributions of approximately $188 million from each of Berkshire and Leucadia, the $40 million put price and debt financing to be provided by Berkshire, currently estimated to be $650 million. The debt financing provided by Berkshire will be part of a $1 billion secured warehouse line which can be used to fund mortgage loans, servicer advances and working capital needs. Leucadia’s cash contribution to the transaction will be paid from Leucadia’s available cash.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained herein may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to current events. The words “expects,” “estimates,” “will,” and other comparable terminology are intended to identify forward-looking statements, but are not the exclusive means of identifying them. Forward-looking statements are subject to risks, contingencies and uncertainties, some of which our management has not yet identified and many of which, by their nature, are outside of our control. Actual results, developments and business decisions may differ materially from those contemplated by forward-looking statements. Except as may otherwise be required by law, we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.:	Description
10.1

Asset Put Agreement, dated September 2, 2009, among Berkadia III, LLC, Capmark Financial Group, Inc., Capmark Finance Inc. and Capmark Capital Inc., and solely with respect to Sections 2.5, 10.5, 10.7, 10.11, 10.16 and 10.17, Berkshire Hathaway Inc. and Leucadia National Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2009

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer

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